UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Splunk Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

© 2022 SPLUNK INC. Stockholder Engagement Spring 2022

© 2022 SPLUNK INC. This presentation contains forward-looking statements regarding future events, plans or the expected financial performance of our company including statements about our expectations regarding our products, technology, customers, markets, ESG initiatives, and Splunk’s other plans, objectives, goals and strategies. These statements reflect management’s current expectations, estimates and assumptions based on the information currently available to us. These forward-looking statements are not guarantees of future performance and involve significant risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from results, performance or achievements expressed or implied by the forward-looking statements contained in this presentation. Forward-Looking Statements Splunk, Splunk>, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2022 Splunk Inc. All rights reserved. A discussion of factors that may affect future results is contained in our most recent SEC Form 10-Q filing available at www.sec.gov, including descriptions of the risk factors that may impact us and the forward-looking statements made in this presentation. The forward-looking statements made in this presentation are made as of June 7, 2022. If this presentation is reviewed after June 7, 2022, even if made available by us, on our website or otherwise, it may not contain current or accurate information. We disclaim any obligation to update or revise any forward- looking statement based on new information, future events or otherwise, except as required by applicable law. 2

© 2022 SPLUNK INC.

Splunk Provides Unified Security and Observability Across Hybrid Environments


Splunk-Built
Security
Observability
Splunkbase
2,400+ apps
Custom Apps
Build for your unique needs
The Splunk Platform
Streaming
Machine Learning
Scalable Index
Search and Visualization
Collaboration and Orchestration
Logs
Metrics
Traces
Public Clouds
Third-Party Tools
On-Prem Data Centers
Apps / Services
Edge

Splunk by the Numbers[1]

- **>90** Fortune 100 Customers
- **690** Customers >$1M Total Annual Recurring Revenue
- **7,000+** Worldwide Employees
- **$3.21B** Total Annual Recurring Revenue

[1] All numbers in graphic are as of Q1 FY23.

3

© 2022 SPLUNK INC. Our Growth Strategy Splunk continues to evolve and grow in line with our business strategy, which is designed to create long-term, sustainable value Cloud-First Platform and Solutions • Cloud services represents the majority of our total software bookings • Investment in cloud services offerings to deliver a cloud-optimized go-to-market and support model • Investing in license offerings to enable both standalone consumption and hybrid Splunk deployments Expand the Splunk Value Proposition • Product strategy and go-to-market approaches focused on Security and Observability users, and expansion of offerings that serve these users • Delivering new and enhanced capabilities and services that provide faster time-to-value and easier adoption and expansion • New features tailored to meet user needs, including more comprehensive data reach, more powerful analytics, and AI/ML and automation capabilities Global Expansion • Continued investment in go-to-market, operations and infrastructure to deliver our services to customers in targeted countries across public and private sectors 4

© 2022 SPLUNK INC. Strong Leaders to Fuel the Next Chapter of Our Growth Our new President and CEO Gary Steele and our Chair Graham Smith are highly experienced leaders who both have proven track records of successfully scaling businesses in our industry Our new CEO and our Chair’s proven track records of growing multi-billion-dollar global enterprises position Splunk for continued growth and long-term success 5 Gary Steele President and CEO • Committed to scaling the business and extending our value, driving innovation and customer success • Over 30 years of experience, with a proven track record of successfully scaling SaaS operations and growing multi-billion dollar global enterprises • Held CEO roles at Proofpoint and Portera, as well as senior leadership roles at Sybase, Sun Microsystems and Hewlett-Packard Graham V. Smith Chair • Industry track record of successfully scaling several cloud businesses • Deep knowledge of Splunk's business gained through service as a director since 2011, Chair since 2019, and interim CEO from November 2021 to April 2022 • Strong financial expertise and software executive experience gained via CFO roles at Salesforce and Advent Software • Broad governance and industry expertise via current and former director roles, including at Slack and Citrix

© 2022 SPLUNK INC. Patricia Morrison, Former EVP and CIO, Cardinal Health Committees: Audit, Cybersecurity & Data Responsibility Mark Carges Former CTO, Ebay Committee: Cybersecurity & Data Responsibility Sara Baack Former Chief Product Officer, Equinix Committee: Governance & Sustainability (Chair) Sean Boyle COO and CFO, Wildlife Studios Committee: Audit (Chair) Kenneth Hao Chairman and Managing Partner, Silver Lake Committees: None Stephen Newberry Former Chairman, Lam Research Committee: Talent & Compensation (Chair) Graham Smith Independent Chair, Splunk Committee: Talent & Compensation Elisa Steele Independent Board Member Committees: Governance & Sustainability, Talent & Compensation General Dennis Via EVP, Booz Allen Hamilton and Retired Four-Star U.S. Army General Committee: Cybersecurity & Data Responsibility (Chair) Luis Visoso CFO, Unity Software Committees: Audit, Governance & Sustainability Gary Steele President and Chief Executive Officer, Splunk Committees: None Joined in 2021 Skilled and Experienced Board Joined in 2022 Joined in 2022 Proposal 1: Election of Class I Directors = Class I Directors 6

© 2022 SPLUNK INC. 1 For the purposes of this information, a member of an underrepresented community is defined as an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual or transgender. Capability Number of Directors with the Capability Technology and security infrastructure 4 4 4 Scaling a SaaS business 4 4 4 4 Investment 4 4 4 4 4 CEO experience 4 4 4 4 4 Modern cloud technologist 4 4 4 4 4 4 Sales 4 4 Marketing 4 4 Key customer segment insight 4 4 4 4 Finance 4 4 4 People and compensation 4 4 4 4 Governance, risk and compliance 4 4 4 4 4 4 4 4 Directors Have Diverse Backgrounds and Expertise Underrepresented Community1 Diverse Board with Strong Independence and Thoughtful Refreshment Tenure 5 years Average Tenure 1 10-13 Yrs 3 6-9 Yrs 5 0-2 Yrs 2 3-5 Yrs Gender Diversity Independence 91% Independent 10 Independent 1 Non-Independent 27% Women 3 Women 8 Men 36% Underrepresented Community Members 7 Other 4 Under- represented Community Proposal 1: Election of Class I Directors 7 4 Strong capability Moderate capability

© 2022 SPLUNK INC. Robust Board Oversight of ESG Our Board works closely with management to oversee ESG as we leverage our technology, expertise and talent to advance lasting solutions to important issues Climate Resilience and Innovation • Governance and strategy • Risks and opportunities • TCFD disclosures and metrics • Scenario planning and targets ESG Business Integration • Governance and standards • Risk, audit and compliance • Reporting and metrics Global Impact Strategy • Social impact • Ethical and inclusive growth • Data responsibility • Environmental sustainability For more information, please refer to our 2021 Global Impact Report, pages 10-11. ESG High-Level Objectives Proposal 1: Election of Class I Directors Governance & Sustainability Committee • General oversight of ESG activities, programs and public disclosure • Factors in any feedback received from stockholders Audit Committee • Oversight of enterprise risk management framework • Oversight of disclosure of ESG metrics and key performance indicators Talent & Compensation Committee • Oversight of human capital management • Includes talent acquisition, talent management and development, employee engagement, and DEI Cybersecurity & Data Responsibility Committee • Oversight of cybersecurity and data responsibility objectives, strategies, capabilities, initiatives, risks and mitigation protocols Board Oversight 8

© 2022 SPLUNK INC. Performance-Based Pay Aligned with Strategy In line with our pay-for-performance philosophy, the majority of our NEOs’ FY22 compensation, other than our interim CEO’s1, was performance-based and in the form of long-term equity Proposal 3: Advisory Vote to Approve Executive Compensation 9 Element Objective FY22 Design Features Base Salary Recognize ongoing performance of job responsibilities • Reviewed on an annual basis • Salaries determined after considering several factors, including compensation data from our peer group Annual Cash Bonus Align compensation with rigorous performance goals • Earned solely based on achievement against corporate financial performance • Based on ARR growth achievement aligned with increasing stockholder value and our growth strategy Long-Term Equity Compensation3 Emphasize long-term performance objectives Align NEO and stockholder interests Motivate and retain key executives through performance and time- based vesting periods Performance-based RSUs (“PSUs”) (60%) • Based on ARR (60%) and operating cash flow (40%) achievement • One-year performance period, given the Company’s rapid growth and ongoing business model transition (see slide 13 for information on go-forward change to three-year performance period and elimination of overlapping metrics with annual cash bonus plan) • Additional portion of the PSUs eligible to vest quarterly beginning June 2023 if stock price hurdles are achieved • Earned portions time vest over three years (1/3 vesting after approximately one year; 2/3 quarterly over remaining two years) Time-based RSUs (40%) • Based on continued service through vesting date • Time vests over three years (1/3 vesting after approximately one year; 2/3 quarterly over remaining two years) 1 Per the offer letter between the Company and Graham Smith, the interim CEO compensation did not include annual cash bonus or long-term compensation components, and his salary of $12,000,000 was on an annualized basis. 2 Excludes sign-on bonuses awarded to new hire NEOs and interim CEO compensation. 3 Ms. Carlson received 69% of her long-term equity compensation in RSUs, a portion of which had a 4-year vesting schedule. FY22 Normal Course NEO Compensation Program2

© 2022 SPLUNK INC. Thoughtfully Designed Interim CEO Compensation Interim CEO compensation was structured to be simple and less than the median CEO total direct compensation for CEOs in our compensation peer group Proposal 3: Advisory Vote to Approve Executive Compensation 1 Per the offer letter between the Company and Graham Smith, the interim CEO compensation was awarded on an annualized basis (i.e., salary of $1,000,000 per month of service). 2 Mr. Smith’s annual total compensation, as reported in the Summary Compensation Table, was $3,010,388, which includes director fees paid to Mr. Smith in FY22 and the aggregate grant date fair value of RSUs granted to Mr. Smith in FY22, in both cases for his service as a member of our Board. • Structured as cash given the temporary and transitional nature of Mr. Smith’s role as interim CEO, and his existing meaningful equity stake in Splunk • As interim CEO, Mr. Smith was not eligible for an annual cash bonus opportunity or equity awards, considering that more than three-quarters of the one-year performance periods within our FY22 annual and long-term performance-based incentive programs had elapsed at time of appointment • Equity awards previously granted to Mr. Smith in connection with his services as a member of our Board continued to vest, and he did not receive any other compensation for his services as a member of our Board during his term as interim CEO 10 Interim CEO Compensation1 Program Base Salary $12,000,000 annually Cash Bonus Not eligible Long-Term Equity Compensation Not eligible Graham Smith’s prorated salary for serving as our interim CEO in FY22 was ~$2.6 million(2)

☑ Proposal 3: Advisory Vote to Approve Executive Compensation

© 2022 SPLUNK INC.

FY22 Incentive Pay Outcomes Aligned with Long Term Value Creation

Our FY22 Annual Cash Bonus and PSU Plan payouts reflect strong performance in our business, which will drive stockholder value over time

Continued Strong ARR Growth Will Drive Stockholder Value


($ in millions) – FYE January 31
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$727
50%
$1,091
54%
$1,680
41%
$2,365
32%
$3,117
FY18
FY19
FY20
FY21
FY22

Broad-Based Strong Performance Provides Building Blocks for Growth[1]

Total Revenues	Cash Flow	Customers with ARR > $1 million
$2.67 billion Up 20% year-over-year	Operating Cash Flow of **$128 million** Free Cash Flow of **$117 million[2]**	**675 Customers** Up 32% year-over-year

Incentive Plan	Results	Payout
Cash Bonus	• **ARR:** Achieved **$3.12B** vs. $3.027B target – $3.12B in ARR represented a ~32% increase from FY21 ARR – Target ARR represented 28% YoY growth, demonstrating rigor	• **167.72%** of each eligible NEO's target bonus opportunity
Performance Share Units (PSUs) ***(60% of total LTI)***	• **ARR (60%)**: Achieved **$3.12B vs.** $3.027B target • **Operating Cash Flow (40%):** Achieved **$128.0M** vs. $80M target – Compared to FY21 OCF of $(191M)	• **167.97%** of each eligible NEO's target PSU award *1/3 of earned Corporate PSUs vested in March 2022. The remaining Corporate PSUs vest over remaining 2 years; up to 50% of earned corporate PSUs eligible to be earned based on aggressive stock price growth goals*

As discussed further on slide 13, beginning with FY23, we eliminated overlapping performance metrics in our annual bonus plan and PSU program

[1] As of FY22.

[2] To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP free cash flow. For a full reconciliation between GAAP and net cash used in operating activities and free cash flow, please see Appendix A.

splunk> turn data into doing 11

© 2022 SPLUNK INC. We engaged extensively with stockholders to solicit feedback on our executive compensation practices, approach to equity compensation and other topics of importance to investors 2022 Stockholder Engagement We reached out to institutional stockholders representing 62% of shares outstanding Scope of Outreach Responsive Actions to Address Stockholders’ Feedback • Did not lower or otherwise adjust FY22 performance metrics • Committed that, in the future, would only lower performance metrics for in-flight incentives in extraordinary circumstances that could not have been foreseen • In the event of such a circumstance, committed to capping any related payout at its original target level • Provided extensive disclosure of context and rationale for 2022 Equity Incentive Plan • Continued to thoughtfully consider the cost of equity compensation to investors • Enhanced FY23 compensation program to better align with strategy and respond to stockholder feedback and 2021 Say-on-Pay vote (see next slide for details) Proposal 3: Advisory Vote to Approve Executive Compensation Lead Independent Director participated in calls with institutional stockholders representing 27% of shares outstanding We engaged with institutional stockholders that voted against 2021 Say-on-Pay representing 29% of shares outstanding We engaged with institutional stockholders representing 43% of shares outstanding 12

© 2022 SPLUNK INC. Recent Responsive Compensation Program Enhancements Proposal 3: Advisory Vote to Approve Executive Compensation Beginning with FY23, we are transitioning to longer performance periods for PSUs and eliminating overlapping performance metrics between our annual and PSU incentive programs Elimination of overlapping metrics in our annual executive bonus plan and our PSU program Transition to a three-year performance period for PSUs 13 • As a result of stockholder feedback and in line with best practices, we have eliminated overlapping metrics in our annual executive bonus plan and our PSU program • FY23 annual executive bonus plan metrics: annual recurring revenue and operating cash flow – to motivate and incentivize executives to drive top-line growth and operational discipline • FY23 PSU program: relative total stockholder return metric, measured relative to companies in the SPDR S&P Software & Services ETF – to reward executives for outperformance • Our business has matured and our financial results have become more predictable, enabling us to respond to stockholder feedback and transition to a PSU program with a three-year performance period • Relative total stockholder return (TSR) metric will be the sole metric to align financial incentives with long-term stockholder value • As we transition to this new structure, the FY23 PSUs include interim payout opportunities after the end of the first and second year of the three-year performance period to avoid a payout gap at the end of year one and year two • Comparator Group: Companies in the SPDR S&P Software & Services ETF, given its representation of our technology industry peers and the fact that it is challenging relative to other potential benchmark index companies • Challenging Performance Hurdles: The minimum, target and maximum relative TSR metrics for the FY23 program are the 25th, 55th and 75th percentile • Negative TSR Cap: Payouts under the FY23 PSUs are capped at the target level if the Company’s absolute total stockholder return is negative Key Design Features

© 2022 SPLUNK INC. Competitive, Stockholder-Aligned Compensation for New CEO A competitive compensation package that is majority long-term equity with significant performance conditions enabled us to attract and retain our new CEO Proposal 3: Advisory Vote to Approve Executive Compensation Go-Forward Compensation Structure (Beginning with FY24) CEO New Hire Compensation Package Base Salary Annual Cash Bonus Cash Signing Bonus RSUs PSUs $900,000 Target of 125% of annual base salary (prorated for FY23) $8,000,000 (subject to reimbursement in certain circumstances) $12,000,000 Vests over four years $18,000,000 (target value) Performance-based vesting over three years Mr. Steele’s forfeited long-term compensation opportunity at his former employer was valued at more than 2x the target value of his initial equity awards and cash signing bonus Beginning in FY24, Mr. Steele’s compensation will have a similar mix of performance-based and long-term compensation that aligns with the Company’s pay-for- performance compensation philosophy for its executives New Hire RSUs and PSUs entirety of equity delivered to Mr. Steele • Notably, these are the only equity awards Mr. Steele received in FY23 – he will not receive any additional awards in FY23 14 The Talent & Compensation Committee determined Mr. Steele’s new hire compensation as follows: • Analyzed CEO compensation within our compensation peer group, as well as recent new-hire CEO compensation among 14 broader technology companies • Set target total cash compensation (excluding signing bonus) to approximate median of both peer groups • In determining target value of initial equity awards, considered values delivered to external CEO appointments as a multiple of annual equity awards • The cash + equity ultimately delivered was less than half of the long-term performance-based compensation opportunity Mr. Steele forfeited when he separated from his prior employer

© 2022 SPLUNK INC. • Historically, we have used equity awards strategically and on a broad basis to successfully compete and grow in an extremely competitive talent market • Cloud services represents the majority of our total software bookings, and we reached significant milestones in our ongoing business transformation as we lapped revenue and cash troughs due to previous accounting and billing changes, respectively • Our transformation requires us to recruit, incentivize and retain the best available employees in the hyper-competitive cloud, security and observability technology talent markets • Equity awards align employee interests with stockholders’ by helping employees maintain continued focus and dedication, thus maximizing stockholder value 2022 Equity Incentive Plan is Critical to Our Growth Strategy Equity-based pay ensures retention of top talent in an extremely competitive environment, while aligning Splunk employees’ interests with those of long-term stockholders Proposal 4: Approval of 2022 Equity Incentive Plan Key Component of Competitive Hiring Consistent with Our Strategic Transformation The 2022 plan is critical to our growth and will allow us to recruit, incentivize and retain the best talent 15

© 2022 SPLUNK INC. 2022 Equity Incentive Plan is Governed by Best Practices The 2022 plan includes compensation and governance best practices, protecting Splunk stockholders’ interests Proposal 4: Approval of 2022 Equity Incentive Plan • No annual “evergreen” provision • Certain shares are no longer returned to the share reserve • No repricing without stockholder approval • No single-trigger vesting acceleration upon a change in control for employees and consultants • Reasonable annual limits on non-employee director compensation • Minimum vesting requirements • No transferability without Talent & Compensation Committee approval • No tax gross-ups • Clawback policy • No dividends on unvested awards • Minimum exercise price of 100% of fair market value To exhibit our commitment to a disciplined approach to granting equity, we are asking for approximately one year’s worth of shares under the 2022 plan as we transition to a new equity compensation program 16 Best Practice Plan Features / Governance

© 2022 SPLUNK INC. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS – RECOMMEND FOR ✔The Board and the Audit Committee believe that the retention of PricewaterhouseCoopers LLP for the fiscal year ending January 31, 2023 is in the best interests of the Company and its stockholders We Request Your Support at the 2022 Annual Meeting of Stockholders The Board asks that you vote FOR all proposals ELECTION OF CLASS I DIRECTORS – RECOMMEND FOR ✔Our Board’s extensive, diverse experience enables robust, independent oversight through our ongoing business transformation ✔Demonstrated commitment to refreshment ensures our Board is equipped to create long-term value SAY ON PAY – RECOMMEND FOR ✔We link incentive compensation for executive officers with achieving or exceeding our strategic and financial performance goals ✔Our executive compensation program demonstrates the continuing evolution of our “pay for performance” philosophy, and reflects feedback received from extensive stockholder engagement APPROVAL OF 2022 EQUITY INCENTIVE PLAN – RECOMMEND FOR ✔We use equity-based compensation thoughtfully to attract and retain top talent in an extremely competitive industry, which is particularly critical as we continue our strategic transformation ✔The 2022 Plan includes compensation and governance best practices 17

© 2022 SPLUNK INC. Appendix A: Reconciliation of GAAP and Non-GAAP Information 18 (in thousands) 2022 2021 2022 2021 Net cash provided by (used in) operating activities $ 132,689 $ (23,766) $ 128,048 $ (190,862) Less purchases of property and equipment (841) (8,800) (10,671) (37,107) Free cash flow (non-GAAP) $ 131,848 $ (32,566) $ 117,377 $ (227,969) Net cash provided by (used in) investing activities $ 11,052 $ 195,234 $ (333,752) $ 797,190 Net cash provided by (used in) financing activities $ (19,431) $ (55,417) $ (136,669) $ 382,882 Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow Three Months Ended January 31, Fiscal Year Ended January 31,